                                                                     EXHIBIT 3.1


                 AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                          WILLIAMS ENERGY PARTNERS L.P.

      THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WILLIAMS ENERGY PARTNERS L.P. (this "Amendment"), dated as of November 15, 2002, is entered into and effectuated by WEG GP LLC, a Delaware limited liability company, as the General Partner, pursuant to authority granted to it in Article 13 of the Second Amended and Restated Agreement of Limited Partnership of Williams Energy Partners L.P., dated as of September 27, 2002 (the "Partnership Agreement"). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

      WHEREAS, Section 13.1 of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect;

      WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment in order to provide for (i) a change to the definitions of "Outstanding" and "Unit Majority", (ii) to amend Section 11.2 with respect to the vote required to remove the General Partner, and (iii) and to make certain related amendments to the Partnership Agreement; and

      WHEREAS, the holders of all the outstanding Class B Common Units and Subordinated Units have approved this amendment as reflected by their signatures hereto.

      NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

      1. The definition of "Unit Majority" in Section 1.1 is hereby amended to read in its entirety as follows:

      "Unit Majority" means during the Subordination Period, (a) at least a majority of the Outstanding Common Units, excluding Common Units held by the General Partner and any Affiliates of the General Partner, voting as a class and
(b) at least a majority of the Outstanding Common Units and the Outstanding Subordinated Units voting as a class; provided, however, that each Common Unit shall count as one Unit and have one vote and each Subordinated Unit shall count as .5 of a Unit and have .5 of a vote for the purpose of this clause (b), and for the purpose of determining a quorum under Section 13.9, each Outstanding Subordinated Unit shall be counted as .5 of an Outstanding Limited Partner Interest. After the Subordination Period has ended, "Unit Majority" means a majority of the Outstanding Common Units.

      2. Section 5.12(i) is amended to read in its entirety as follows:

      "(i) The Class B Common Units will have no voting rights (except pursuant to Section 13.3(c)), and no Class B Common Unit shall be deemed Outstanding for the purpose of determining any vote (other than any vote required pursuant to Section 13.3 (c)) or quorum under this Agreement."

      3. Section 6.7(a) is amended to read in its entirety as follows:

      "(a) Except with respect to any limitation on or reduction in the right to vote provided for in this Agreement and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.8, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided further, however, that such converted Subordinated Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(x) and 6.7(b)."

      4. Section 11.2 is hereby amended to read in its entirety as follows:

      Section 11.2 Removal of the General Partner

      The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates); provided, however, that for this purpose, each Common Unit shall count as one Unit and have one vote and each Subordinated Unit shall count as .5 of a Unit and have .5 of a vote. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to
Section 10.3, automatically become a successor general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

      5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      6. Except as hereby amended and as otherwise provided in this paragraph 6, the Agreement shall remain in full force and effect. If the General Partner or its Affiliates pledge any of the Subordinated Units as collateral to secure indebtedness and such collateral is transferred to the holders of such indebtedness as a result of a default with respect to such indebtedness, each such Subordinated Unit shall thereafter count as one Unit and have one vote and the amendments to Section 11.2 in paragraph 4 shall be of no further force and effect and such provision shall read in its entirety as previously written in the Partnership Agreement. If the General Partner or its affiliates pledge any of the Class B Common Units as collateral to secure indebtedness and such collateral is transferred to the holders of such indebtedness as a result of a default with respect to such indebtedness, each Class B Common Unit shall have one vote as previously provided and the amendment of Section 5.12(i) in paragraph 2 shall be of no further force and effect and such provision shall read in its entirety as previously written in the Partnership Agreement.

      7. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

      8. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

      IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.


                                 WEG GP LLC
                                 General Partner


                                 By: /s/ DON R. WELLENDORF
                                   ---------------------------------------------
                                 Name:   Don R. Wellendorf
                                 Title:  President and Chief Executive Officer


                                 HOLDER OF ALL CLASS B COMMON UNITS:

                                 WILLIAMS GP LLC

                                 By: /s/ DON R. WELLENDORF
                                   ---------------------------------------------
                                 Name:   Don R. Wellendorf
                                 Title:  President and Chief Executive Officer

                                 HOLDERS OF ALL SUBORDINATED UNITS:

                                 WILLIAMS ENERGY SERVICES, LLC


                                By: /s/ PHILLIP D. WRIGHT
                                   ---------------------------------------------
                                Name:   Phillip D. Wright
                                Title:  President and CEO


                                WILLIAMS NATURAL GAS LIQUIDS, INC.


                                By: /s/ PHILLIP D. WRIGHT
                                   ---------------------------------------------
                                Name:   Phillip D. Wright
                                Title:  Chairman of the Board, CEO and President